UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2025

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16
10179 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 12, 2025, atai Life Sciences N.V. (“atai” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Berenberg Capital Markets LLC (the “underwriter”) in connection with the issuance and sale by the Company in a public offering (the “Offering”) of 26,190,477 common shares of the Company, nominal value €0.10 per share (the “common shares”), at a public offering price of $2.10 per share, less underwriting discounts and commissions.  The common shares were offered pursuant to a registration statement on Form S-3 (File No. 333-265970), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 11, 2022, as well as a prospectus supplement thereto.

Under the terms of the Underwriting Agreement, the Company also granted the underwriter an option exercisable for 30 days to purchase up to an additional 3,928,571 common shares from the Company at the public offering price, less underwriting discounts and commissions.  The closing of the offering is expected to occur on or about February 14, 2025, subject to the satisfaction of customary closing conditions.

The Company estimates the net proceeds from the offering of its common shares will be approximately $51.4 million, or approximately $59.2 million if the underwriter’s option to purchase additional common shares is exercised in full, in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.  The Company intends to use the net proceeds of the offering of common shares, together with its existing cash, cash equivalents and short-term investments, for general corporate purposes, including for working capital and to advance the clinical development of its product candidates and programs.  The Company estimates that its cash, short-term securities, public equity holdings, and committed term loan facility will be sufficient to fund its operating expenses into 2027. The Company has based this estimate on assumptions that may prove to be incorrect, and the Company could use its available capital resources sooner than it currently expects.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

NautaDutilh N.V., Dutch counsel to the Company, has issued an opinion to the Company, dated February 13, 2025, regarding the validity of the common shares to be issued and sold in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On February 12, 2025, the Company issued a press release regarding the pricing of the Offering described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 herewith.

The information contained under Item 7.01 of this Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8 .01	Other Events

Beckley Psytech Data

In December 2024, Beckley Psytech Limited, a company in which the Company made a 35.5% strategic investment in 2024 (“Beckley Psytech”), publicly announced that it reported topline results from its open-label Phase IIa study of ELE-101 in six patients with Major Depressive Disorder. ELE-101 is Beckley Psytech's investigational, synthetic, intravenous formulation of psilocin benzoate. The small proof-of-concept study evaluated the safety, tolerability, subjective effects and efficacy of a single intravenous dose of ELE-101 delivered via a 10 minute infusion. According to Beckley Psytech’s announcement, initial data showed that (i) a rapid and clinically significant antidepressant response was observed in the majority of patients, with these effects sustained in the four subjects that were evaluable at 3 months, (ii) a 25 point mean reduction in scores on the Montgomery-Åsberg Depression Rating Scale (“MADRS”) was observed the day after dosing, (iii) MADRS scores of 10 or less (considered as remission) were observed in four of six subjects the day after dosing, and (iv) a greater than 20 point reduction in MADRS scores was observed at all time points through to 3 months after dosing, with MADRS scores of 10 or less observed for all four subjects evaluable at day 90 after dosing. According to the announcement, ELE-101 was also well-tolerated with mostly mild, transient adverse events and no serious or severe adverse events reported, and with acute effects resolved, and patients deemed ready to be discharged, within a mean time of approximately 2 hours.

In January 2025, Beckley Psytech publicly announced positive topline findings from its open-label Phase IIa study of BPL-003 in twelve patients with moderate-to-severe Alcohol Use Disorder.  BPL-003 is Beckley Psytech’s investigational, synthetic, intranasal formulation of 5-MeO-DMT benzoate. The study evaluated the safety, tolerability, pharmacodynamic effects and impact on alcohol use of a single dose of BPL-003 in combination with relapse prevention cognitive behavioral therapy. According to Beckley Psytech’s announcement, initial data showed that (i) a decrease in the mean number of alcohol units per day from 9.3 alcohol units per day in the 12 weeks prior to dosing to 2.2 alcohol units per day at 12 weeks post-dosing was observed, (ii) a decrease in the mean percentage of Heavy Drinking Days from 56% in the pre-dose period to 13% at the end of the study was observed, (iii) an increase in the mean number of abstinent days from 33% to 81% was observed, and (iv) 50% of participants remained completely abstinent during the 12-week follow-up period following a single dose. According to Beckley Psytech’s announcement, BPL-003 was also well-tolerated with adverse events being reported as mild or moderate and no serious or severe adverse events reported, and with most patients assessed as ready for discharge within approximately 2 hours.

In connection with the investment in Beckley Psytech in 2024, the Company had acquired 24,096,385 warrants to purchase an amount of Series C shares equal to the lesser of (i) 24,096,385 Series C Shares; or (ii) such number of Series C Shares (rounded up to the nearest whole number) as immediately after their issuance would, together with all shares held by the Company in the issued share capital of Beckley Psytech, equal less than 50% of Beckley Psytech’s fully diluted share capital, and each such warrant is exercisable at an exercise price of $2.158 per share. The Company also has the right to receive additional warrants to purchase Series C Shares in the event Beckley Psytech issues equity or equity linked securities pursuant to a deferred equity arrangement in connection with a prior acquisition made by Beckley Psytech, each such warrant is exercisable at an exercise price of $1.66 per share. As of September 30, 2024, the Company has not exercised any of these warrants.

EMP-01: R-enantiomer of 3,4-methylenedioxy-methamphetamine (R-MDMA) for Social Anxiety Disorder (SAD): Phase 2 Initiated

SAD is an area of high unmet medical need with approximately 18 million people in the U.S. diagnosed in the past year and no novel molecules approved in over two decades. EMP-01 is an oral formulation of R-MDMA that demonstrated a unique, dose-dependent subjective effect profile in a Phase 1 trial that was generally found to be more similar to classical psychedelics than to racemic MDMA.

In January 2025, the Company initiated an exploratory, randomized, double-blind, placebo-controlled Phase 2 study in the United Kingdom to assess the safety, tolerability and efficacy of EMP-01 in adults with SAD. Research Ethics Committee approval was obtained on January 2, 2025. Regulatory approval for the clinical trial was obtained on January 13, 2025. The Company is awaiting Home Office clearance from the controlled substance staff and expect to randomize the first patient in the second quarter of 2025.

Recognify Futility Review Findings

Recognify Life Sciences, Inc., a company in which the Company has a 51.9% strategic investment (“Recognify”), is currently conducting a Phase 2b proof-of-concept clinical trial in the United States for RL-007 in 234 patients with cognitive impairment associated with schizophrenia (“CIAS”). The study’s independent Data Monitoring Committee (“iDMC”) met in February 2025 to review the outputs of a pre-specified interim analysis, which included a potential sample size re-estimation. The dataset was based on the first 165 subjects having reached 70% of the primary analysis sample size. Recognify has informed the Company that the iDMC concluded that no safety signals of concern have been identified to date, that the observed efficacy to date exceeds the pre-specified criteria for futility, that the study should continue as planned, and that no increase is required from the study’s original sample size of 234 patients.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe”, “may”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect”, “could”, “would”, “project”, “plan”, “potentially”, “preliminary”, “likely”, and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements contained in this Current Report other than statements of historical fact should be considered forward-looking statements.

These forward-looking statements are based on management’s current expectations and include statements regarding the expected proceeds from the Offering, the expected use of proceeds, the grant of the option to purchase additional shares, the closing of the transaction and the Company’s ability to fund its operating expenses on the timelines presented herein. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from its expectations expressed or implied by the forward-looking statements, the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, and as any such factors may be updated from time to time in its other filings with the SEC. Any forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K. Except as required by applicable law, the Company undertakes no obligation to update any of these forward-looking statements for any reason after the date of this Current Report on Form 8-K or to conform these statements to actual results or revised expectations.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 12, 2025, between the Company and Berenberg Capital Markets LLC

5.1	Opinion of NautaDutilh N.V.

23.1	Consent of NautaDutilh N.V. (included in Exhibit 5.1)

99.1*	Press Release, titled atai Life Sciences Announces Pricing of Public Offering of Common Shares, dated February 12, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: February 13, 2025	By:	/s/ Srinivas Rao
	Name:	Srinivas Rao
	Title:	Chief Executive Officer